New York Intermediate Municipal Fund

Section 16(a) Beneficial Ownership Reporting Compliance

Bank of America Corporation filed a Statement of Changes in Beneficial Ownership on Form 4 after the required time period for one transaction that occurred during the fiscal year ended October 31, 2014.